Exhibit 99.1

Ginkgo Bioworks Reports Second Quarter 2025 Financial Results

Ginkgo provides an update on its restructuring, including achievement of its expanded $250 million cost savings targets

BOSTON, Mass – August 7, 2025 – Ginkgo Bioworks Holdings, Inc. (NYSE: DNA, “Ginkgo”), which is building the leading platform for cell programming and biosecurity, today announced its results for the second quarter ended June 30, 2025. The update, including a webcast slide presentation with additional details on the second quarter, as well as supplemental financial information will be available at investors.ginkgobioworks.com.

Second Quarter 2025 Financial Results
•Second quarter 2025 Total revenue of $50 million, down from $56 million in the comparable prior year period
◦Second quarter 2025 Cell Engineering revenue of $39 million, up from $36 million in the comparable prior year period, an increase of 8%, primarily driven by growth with biopharma and government customers
◦Second quarter 2025 Biosecurity revenue of $10 million, down from $20 million in the comparable prior year period
•Second quarter 2025 GAAP net loss of $(60) million, compared to $(217) million in the comparable prior year period
•Second quarter 2025 Adjusted EBITDA of $(28) million, up from $(99) million in the comparable prior year period, driven by a decrease in operating expenses
•Cash, cash equivalents and marketable securities balance as of June 30, 2025 of $474 million

“Our platform is proving to be a critical engine for AI in biology, with growing demand for our automation and data generation capabilities,” said Jason Kelly, co-founder and CEO of Ginkgo Bioworks. “This is translating into commercial traction, including major new government contracts and expanded service offerings in response to demand in the biopharma industry. This progress is backed by rigorous financial discipline, allowing us to achieve our $250 million annualized cost-reduction goal three months ahead of schedule.”

Recent Business Highlights & Strategic Positioning
•Ginkgo’s Automation and Datapoints offerings continue to establish themselves as critical tools in AI-powered bioengineering
◦Pacific Northwest National Laboratory (PNNL) selected Ginkgo Automation to deliver a state-of-the-art automated anaerobic phenotyping platform, to assist with what is believed to be the largest automated anaerobic system for research in the world
◦Ginkgo launched a new in vitro ADME profiling Service, built on its proprietary RAC automation system. Designed for scale and efficiency, the Service delivers assay quality at cost-effective pricing and includes a price-matching guarantee. By automating traditionally labor-intensive assays and executing them onshore, Ginkgo enables customers to profile more compounds earlier, accelerate decision-making, train AI/ML models, and reduce costs while protecting valuable IP. This launch strengthens Ginkgo’s position as a differentiated US-based partner in preclinical R&D analytical services for small molecule drug development.
•Ginkgo launched its first direct-to-scientist product: a cell-free protein synthesis system
◦This E. coli-based system is optimized for high production from linear DNA, increased solubility of difficult-to-express proteins, and compatibility with automation
•Ginkgo continues to progress towards its objective to reach Adjusted EBITDA breakeven by the end of 2026
◦Ginkgo has achieved its target to reach $250 million in annualized cost reduction three months ahead of schedule, through reductions in force and other cost cutting measures. Site consolidation efforts were substantially completed by the year ended 2024, with excess space available for sublease.

Full Year 2025 Outlook
•Ginkgo reaffirms Total revenue of $167-$187 million in 2025
◦Ginkgo continues to expect Cell Engineering revenue of $117-$137 million in 2025
◦Ginkgo expects Biosecurity revenue of at least $40 million in 2025

Conference Call Details
Ginkgo will host a videoconference today, Thursday, August 7, 2025, beginning at 5:30 p.m. ET. The presentation will include an overview of the second quarter of 2025, recent business updates, a discussion on Ginkgo’s outlook, as well as a moderated question and answer session.

To ask a question ahead of the presentation, please submit your questions to @Ginkgo on X (hashtag #GinkgoResults) or by sending an e-mail to investors@ginkgobioworks.com.

A webcast link is available on Ginkgo's Investor Relations website and a replay will be made available following the presentation.
Ginkgo Investor Website: https://investors.ginkgobioworks.com/events/

Audio-Only Dial Ins:

+1 646 876 9923 (New York)
+1 301 715 8592 (Washington DC)
+1 305 224 1968 (Miami)
+1 312 626 6799 (Chicago)
+1 346 248 7799 (Houston)
+1 408 638 0968 (San Jose)
+1 564 217 2000 (Seattle)
+1 689 278 1000 (Orlando)

Webinar ID: 953 3421 4604

If you experience technical difficulties with any of these dial-ins or if you need international dial-in numbers, please visit our website at https://investors.ginkgobioworks.com/events/ for updated dial-in information.

About Ginkgo Bioworks
Ginkgo Bioworks builds the tools that make biology easier to engineer for everyone. Ginkgo R&D Solutions delivers customizable R&D packages—such as protein engineering, nucleic acid design, and cell-free systems—giving partners a comprehensive way to accelerate innovation across therapeutics, diagnostics, & manufacturing. Ginkgo Automation sells modular, integrated laboratory automation so scientists can spend their days planning and analyzing experiments rather than pipetting in the lab. Ginkgo Datapoints uses Ginkgo's in-house automation to generate the large lab data sets to power your AI models. Ginkgo Biosecurity is building and deploying the next-generation infrastructure and technologies that global leaders need to predict, detect, and respond to a wide variety of biological threats. For more information, visit ginkgobioworks.com and ginkgobiosecurity.com, read our blog, or follow us on social media channels such as X (@Ginkgo and @Ginkgo_Biosec), Instagram (@GinkgoBioworks), Threads (@GinkgoBioworks), or LinkedIn.

Forward-Looking Statements of Ginkgo Bioworks
This press release, the presentation, and the conference call and webcast contain certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our plans, including with respect to technology adaptations to meet our customers’ needs, strategies, including with respect to our current expectations, operations and anticipated results of operations, both business and financial, including the timing for attaining Adjusted EBITDA breakeven, impacts of our restructuring, potential customer success, including successful application of our offerings by our customers, and expectations with regard to revenue, including our ability to meet all milestones and achieve the maximum revenue available under certain of our customer arrangements, expenses, our full year 2025 outlook, and the market environment, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements generally are identified by the words "believe," "can," "project," "potential," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) our ability to realize near-term and long-term cost savings associated with our site consolidation plans, including the ability to terminate leases or find sub-lease tenants for unused facilities, (ii) volatility in the price of Ginkgo's securities due to a variety of factors, including changes in the competitive and highly regulated industries in which Ginkgo operates and plans to operate, variations in performance across competitors, and changes in laws and regulations affecting Ginkgo's business, (iii) the ability to implement business plans, forecasts, and other expectations, and to identify and realize additional business opportunities, including with respect to our solutions and tools offerings, (iv) the risk of downturns in demand for products using synthetic biology, (v) the uncertainty regarding the demand for passive monitoring programs and biosecurity services, (vi) changes to the biosecurity industry, including due to advancements in technology, emerging competition and evolution in industry demands, standards and regulations, (vii) the outcome of any pending or potential legal proceedings against Ginkgo, (viii) our ability to realize the expected benefits from and the success of our Foundry platform programs and Codebase assets, (ix) our ability to successfully develop engineered cells, bioprocesses, data packages or other deliverables, (x) the product development, production or manufacturing success of our customers, (xi) our exposure to the volatility and liquidity risks inherent in holding equity interests in other operating companies and other non-cash consideration we may receive for our services, (xii) the potential negative impact on our business of our restructuring or the failure to realize the anticipated savings associated therewith and (xiii) the uncertainty regarding government budgetary priorities and funding allocated to government agencies. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of Ginkgo's annual report on Form 10-K filed with the U.S. Securities and Exchange Commission (the "SEC") on February 25, 2025 and other documents filed by Ginkgo from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Ginkgo assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Ginkgo does not give any assurance that it will achieve its expectations.

Use of Non-GAAP Financial Measures
Certain of the financial measures included in this release, including Adjusted EBITDA, have not been prepared in accordance with generally accepted accounting principles ("GAAP"), and constitute "non-GAAP financial measures" as defined by the SEC. Ginkgo has included these non-GAAP financial measures because it believes they provide an additional tool for investors to use in evaluating Ginkgo's financial performance and prospects. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. These non-GAAP financial measures are supplemental to, and should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. In addition, these non-GAAP financial measures may differ from non-GAAP financial measures with comparable names used by other companies. See the reconciliation below for additional information regarding certain of the non-GAAP financial measures included in this release, including a description of these non-GAAP financial measures and a reconciliation of the historic measures to Ginkgo's most comparable GAAP financial measures.

Ginkgo Bioworks Contacts:

INVESTOR CONTACT:
investors@ginkgobioworks.com

MEDIA CONTACT:
press@ginkgobioworks.com

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except share data)

	As of June 30, 2025	As of December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$ 203,566	$ 561,572
Marketable securities	270,125	—
Accounts receivable, net	22,152	21,857
Accounts receivable - related parties	974	586
Prepaid expenses and other current assets	26,208	18,729
Total current assets	523,025	602,744
Property, plant and equipment, net	186,354	203,720
Operating lease right-of-use assets	375,796	394,435
Investments	32,662	48,704
Intangible assets, net	66,152	72,510
Other non-current assets	47,020	55,336
Total assets	$ 1,231,009	$ 1,377,449
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 11,202	$ 14,169
Deferred revenue (includes $311 and $795 from related parties)	28,287	27,710
Accrued expenses and other current liabilities	57,231	65,387
Total current liabilities	96,720	107,266
Non-current liabilities:
Deferred revenue, net of current portion (includes $64,786 and $72,260 from related parties)	74,566	98,783
Operating lease liabilities, non-current	428,827	438,766
Other non-current liabilities	17,944	16,576
Total liabilities	618,057	661,391
Commitments and contingencies (Note 10)
Stockholders’ equity:
Preferred stock, $0.0001 par value; 200,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value (Note 8)	6	5
Additional paid-in capital	6,600,107	6,555,416
Accumulated deficit	(5,988,814)	(5,837,557)
Accumulated other comprehensive income (loss)	1,653	(1,806)
Total stockholders’ equity	612,952	716,058
Total liabilities and stockholders’ equity	$ 1,231,009	$ 1,377,449
The accompanying notes are an integral part of these condensed consolidated financial statements.
Ginkgo Bioworks Holdings, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss
(unaudited)
(in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cell Engineering revenue (1)	$ 39,134	$ 36,205	$ 77,364	$ 64,094
Biosecurity revenue	10,470	20,001	20,558	30,056
Total revenue	49,604	56,206	97,922	94,150
Costs and operating expenses:
Cost of Biosecurity revenue	9,442	11,807	17,399	21,009
Cost of other revenue	5,380	1,914	9,470	1,914
Research and development	53,370	134,221	124,293	270,678
General and administrative	43,279	66,285	92,322	136,572
Goodwill impairment	—	47,858	—	47,858
Restructuring charges	3,674	17,066	8,947	17,066
Total operating expenses	115,145	279,151	252,431	495,097
Loss from operations	(65,541)	(222,945)	(154,509)	(400,947)
Other income (expense):
Interest income, net	6,083	10,313	12,164	22,024
Loss on investments	(229)	(6,826)	(3,922)	(9,370)
Change in fair value of warrant liabilities	—	3,233	—	4,173
Other income (expense), net	(896)	(766)	(5,185)	1,249
Total other income	4,958	5,954	3,057	18,076
Loss before income taxes	(60,583)	(216,991)	(151,452)	(382,871)
Income tax (benefit) expense	(283)	190	(195)	221
Net loss	$ (60,300)	$ (217,181)	$ (151,257)	$ (383,092)
Net loss per share:
Basic	$ (1.10)	$ (4.23)	$ (2.77)	$ (7.55)
Diluted	$ (1.10)	$ (4.23)	$ (2.77)	$ (7.56)
Weighted average common shares outstanding:
Basic	54,858,982	51,370,029	54,552,006	50,740,744
Diluted	54,858,982	51,375,599	54,552,006	50,746,314
Comprehensive loss:
Net loss	$ (60,300)	$ (217,181)	$ (151,257)	$ (383,092)
Other comprehensive (loss) income:
Foreign currency translation adjustment	2,586	(172)	3,435	(3,207)
Unrealized gains (loss) on available-for-sale securities	(83)	—	24	—
Total other comprehensive (loss) income	2,503	(172)	3,459	(3,207)
Comprehensive loss	$ (57,797)	$ (217,353)	$ (147,798)	$ (386,299)

(1)Includes related party revenue of $420 and $5,146 for the three months ended June 30, 2025 and 2024, respectively, and $8,518 and $5,819 for the six months ended June 30, 2025 and 2024, respectively.

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$ (151,257)	$ (383,092)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	31,159	30,199
Stock-based compensation	42,678	77,928
Goodwill impairment	—	47,858
Restructuring related impairment charges	—	4,823
Loss on investments	3,958	9,370
Change in fair value of notes receivable	5,285	1
Change in fair value of warrant liabilities	—	(4,173)
Change in fair value of contingent consideration	(4,232)	2,284
Non-cash lease expense	14,866	13,070
Non-cash in-process research and development	—	19,795
Other non-cash activity	46	2,096
Changes in operating assets and liabilities:
Accounts receivable	(412)	(1,102)
Prepaid expenses and other current assets	(2,272)	1,770
Operating lease right-of-use assets	3,814	14,373
Other non-current assets	(125)	(833)
Accounts payable, accrued expenses and other current liabilities	(5,125)	10,864
Deferred revenue, current and non-current ($7,958) and ($4,577) from related parties	(23,676)	(17,012)
Operating lease liabilities, current and non-current	(11,638)	(3,866)
Other non-current liabilities	5,156	1,998
Net cash used in operating activities	(91,775)	(173,649)
Cash flows from investing activities:
Purchases of marketable debt securities	(320,132)	—
Maturities of marketable debt securities	64,958	—

Purchases of property and equipment	(7,660)	(33,742)
Business acquisition	—	(5,400)
Other	262	191
Net cash used in investing activities	(262,572)	(38,951)
Cash flows from financing activities:
Proceeds from exercise of stock options	—	84
Principal payments on finance leases	(305)	(494)
Contingent consideration payment	—	(661)
Net cash used in financing activities	(305)	(1,071)
Effect of foreign exchange rates on cash and cash equivalents	260	(173)
Net decrease in cash, cash equivalents and restricted cash	(354,392)	(213,844)

Cash and cash equivalents, beginning of period	561,572	944,073
Restricted cash, beginning of period	44,171	45,511
Cash, cash equivalents and restricted cash, beginning of period	605,743	989,584

Cash and cash equivalents, end of period	203,566	730,367
Restricted cash, end of period	47,785	45,373
Cash, cash equivalents and restricted cash, end of period	$ 251,351	$ 775,740
The accompanying notes are an integral part of these condensed consolidated financial statements.

Ginkgo Bioworks Holdings, Inc.
Segment Information
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cell Engineering
Revenue	$ 39,134	$ 36,205	$ 77,364	$ 64,094
Costs and operating expenses:
Cost of other revenue	3,865	1,914	6,986	1,914
Research and development	31,065	84,113	79,735	166,011
General and administrative	14,141	33,202	32,168	71,446
Cell Engineering operating loss	(9,937)	(83,024)	(41,525)	(175,277)
Biosecurity
Revenue	10,470	20,001	20,558	30,056
Costs and operating expenses:
Cost of Biosecurity revenue	8,583	11,807	15,806	21,009
Research and development	—	458	—	578
General and administrative	6,702	11,179	14,751	23,130
Biosecurity operating loss	(4,815)	(3,443)	(9,999)	(14,661)
Total segment operating loss	(14,752)	(86,467)	(51,524)	(189,938)
Reconciling items to reconcile total segment operating loss to loss before income taxes:
Stock-based compensation (1)	22,526	38,226	43,326	80,623
Goodwill impairment	—	47,858	—	47,858
Depreciation and amortization	15,793	17,330	31,159	30,199
Restructuring charges (2)	3,674	17,066	8,947	17,066
Carrying cost of excess space (net of sublease income) (3)	12,413	7,383	24,088	7,383
Merger and acquisition related expense (income) (4)	(3,617)	4,512	(4,535)	6,906
Acquired in-process research and development	—	2,978	—	19,849
Other (income) expense, net (5)	(4,958)	(4,829)	(3,057)	(16,951)
Loss before income taxes	$ (60,583)	$ (216,991)	$ (151,452)	$ (382,871)
(1) Includes $0.3 million and $1.1 million in employer payroll taxes for the three months ended June 30, 2025 and 2024, respectively, and $0.6 million and $2.7 million in employer payroll taxes for six months ended June 30, 2025 and 2024, respectively.
(2)See Note 3, Restructuring, for composition of costs.
(3)The carrying cost of excess space includes base rent, common area maintenance charges, and real estate taxes associated with facilities the Company is not occupying, net of any sublease income from these spaces.
(4)Represents transaction and integration costs directly related to mergers and acquisitions, including: (i) legal, consulting, and accounting fees associated with acquisitions; (ii) post-acquisition employee retention bonuses; (iii) (gain)/loss from changes in the fair value of contingent consideration liabilities resulting from acquisitions; and (iv) costs associated with the Zymergen Bankruptcy, as well as securities litigation costs.
(5)Includes interest income, interest expense, loss on investments, changes in fair value of certain assets and liabilities, and other gains and losses.

Ginkgo Bioworks Holdings, Inc.
Selected Non-GAAP Financial Measures
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024
Net loss (1)	$ (60,300)	$ (217,181)	$ (151,257)	$ (383,092)
Interest income, net	(6,083)	(10,313)	(12,164)	(22,024)
Income tax (benefit) expense	(283)	190	(195)	221
Depreciation and amortization	15,793	17,330	31,159	30,199
EBITDA	(50,873)	(209,974)	(132,457)	(374,696)
Stock-based compensation (2)	22,526	38,226	43,326	80,623
Goodwill impairment	—	47,858	—	47,858
Restructuring charges (3)	3,674	17,066	8,947	17,066
Merger and acquisition related expense (income) (4)	(3,617)	4,512	(4,535)	6,906
Loss on investments	229	6,826	3,922	9,370
Change in fair value of warrant liabilities	—	(3,233)	—	(4,173)
Change in fair value of convertible notes	—	(480)	5,285	846
Adjusted EBITDA	$ (28,061)	$ (99,199)	$ (75,512)	$ (216,200)
(1)All periods include non-cash revenue when earned, including $7.5 million recognized in the six months ended June 30, 2025, pursuant to the release of deferred revenue related to the mutual termination of a customer agreement.
(2)Includes $0.3 million and $1.1 million in employer payroll taxes for the three months ended June 30, 2025 and 2024, respectively, and $0.6 million and $2.7 million for the six months ended June 30, 2025 and 2024, respectively.
(3)Restructuring charges primarily consist of employee termination costs from the reduction in force commenced in June 2024.
(4)Represents transaction and integration costs directly related to mergers and acquisitions, including: (i) legal, consulting, and accounting fees associated with acquisitions; (ii) post-acquisition employee retention bonuses; (iii) (gain)/loss from changes in the fair value of contingent consideration liabilities resulting from acquisitions; and (iv) costs associated with the Zymergen Bankruptcy, as well as securities litigation costs. Not included in this adjustment are acquired in-process research and development expenses, which totaled zero and $3.0 million for the three months ended June 30, 2025 and 2024, respectively, and zero and $19.8 million for the six months ended June 30, 2025 and 2024, respectively.